UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2007

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware                                          1-9273                          75-1285071
(State or Other Jurisdiction                              (Commission                           (IRS Employer
      of Incorporation)                                  File Number)                        Identification No.)

    4845 US Hwy. 271 N.
      Pittsburg, Texas                                     75686-0093
    (Address of Principal Executive Offices)                             (ZIP Code)

Registrant's telephone number, including area code: (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 20, 2007, Pilgrim's Pride Corporation (the "Company") entered into Amendment No. 5 to Receivables Purchase Agreement (the "Amendment") among the Company, Pilgrim's Pride Funding Corporation ("PPFC"), Fairway Finance Company, LLC and BMO Capital Markets Corp. The Amendment amended the Receivables Purchase Agreement dated as of June 26, 1998 among the Company, PPFC, Fairway Finance Company, LLC and BMO Capital Markets Corp. (as previously amended, the "Agreement") to, among other things, extend the term of the Agreement to August 20, 2012 and to increase the amount that PPFC would receive from the sale of trade receivables under the Agreement on a revolving basis to $300,000,000.

The above discussion is a summary of certain terms and conditions of the Amendment and is qualified in its entirety by the terms and conditions of the Amendment and the Agreement. For the complete terms and conditions of the Amendment summarized in this report, please refer to the Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 21, 2007, the Company notified The Bank of New York, as trustee, that the Company was calling for full redemption all of the Company's 9 5/8% Senior Notes due 2011 (the "Notes") in accordance with the terms of the Indenture, dated as of August 9, 2001, as supplemented by the First Supplemental Indenture dated as of August 9, 2001, each between the Company and The Bank of New York, as trustee. As of August 21, 2007, the outstanding aggregate principal amount of the Notes was $297,500,000.

The redemption date will be September 21, 2007, and the redemption price will be 103.208% of the principal amount plus accrued and unpaid interest to the date of redemption. On and after the redemption date, interest on the Notes will cease to accrue, and all rights of the holders of the Notes will cease, except for the right to receive the redemption price and accrued and unpaid interest to the date of redemption. The notice of redemption was sent to registered holders of the Notes on August 21, 2007. The redemption will be refinanced through the Company's existing credit facilities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number     Description

10.1 Amendment No. 5 to Receivables Purchase Agreement dated as of August 20, 2007, among the Company, Pilgrim's Pride Funding Corporation, Fairway Finance Company, LLC and BMO Capital Markets Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

    PILGRIM'S PRIDE CORPORATION

Date: August 24, 2007            By:  /s/ Richard A. Cogdill
          Richard A. Cogdill
Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number     Description

10.1 Amendment No. 5 to Receivables Purchase Agreement dated as of August 20, 2007, among the Company, Pilgrim's Pride Funding Corporation, Fairway Finance Company, LLC and BMO Capital Markets Corp.